Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2021, with respect to the financial statements of Biodesix, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

November 24, 2021